EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this ___ day of November 1998 by and between Mehdi Ghomeshi (hereinafter the "Executive") and BankUnited Financial Corporation, a Florida corporation ("BankUnited"), and its principal wholly owned subsidiary, BankUnited, FSB (BankUnited and BankUnited, FSB are collectively referred to herein as the "Company" and are jointly and severally obligated hereunder subject to the provisions of Section 17.4 hereof).

                                    RECITALS

         A. The Executive possesses intimate knowledge of, and experience in, the banking industry.

         B. The Boards of Directors of BankUnited and BankUnited, FSB (collectively referred to herein as the "Board") have determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the services of the Executive as its President and Chief Operating Officer, and to compensate him therefor.

         C. The Company, on behalf of itself and its shareholders, also wishes to retain well-qualified key personnel (such as Executive), and to assure itself of the continuity of its management.

         D. The Company is concerned that in the event of a possible or threatened Change in Control (as hereinafter defined), uncertainties necessarily arise and the Executive may have concerns about his employment status and responsibilities, and may be approached by others offering competing employment opportunities, and the Company therefore desires to provide the Executive assurances as to the continuation of his employment status and responsibilities in such event. The Company further desires to assure that, if a possible or threatened Change in Control should arise and the Executive should be involved in deliberations or negotiations in connection therewith, the Executive would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and, to this end, desires to protect the Executive from any direct or implied threat to his financial well-being.

         E. The Board has determined that this Agreement will reinforce and encourage the Executive's attention and dedication to the Company.

         F. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth, but desires assurance that in the event of such a threatened or actual Change in Control he will continue to have the employment status and responsibilities he could reasonably expect absent such event and, in the event of his termination or a Change in Control, he will have fair and reasonable severance protection on the basis of his service to the Company at that time.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. DEFINITIONS. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms as used herein shall have the meanings as set forth below, unless the context or use indicates a different meaning:

                  (a) "DATE OF TERMINATION" means the date of receipt of a Notice of Termination or any later date specified therein, as the case may be; provided, however, that if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  (b) "DISABILITY" means any physical or mental condition that wholly prevents the Executive from performing his duties for at least six months after the commencement of such condition and that is determined to be of a permanent duration by a physician acceptable to the Company and the Executive or the Executive's legal representative (such agreement as to acceptability not to be unreasonably withheld). If the Company determines in good faith that the Disability of the Executive has occurred, it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective the Disability Effective Date, provided that the Executive shall not have returned to full-time performance of the Executive's duties prior to the Disability Effective Date. Any subsequent Disability, whether of a similar nature or not, shall not be deemed a continuation of a prior Disability and, the determination of time periods for the purposes of this provision shall recommence.

                  (c) "DISABILITY EFFECTIVE DATE" means the date thirty (30) days following receipt by the Executive of notice from the Company of the Company's intention to terminate the Executive's employment because of the Executive's Disability.

                  (d) "NOTICE OF TERMINATION" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of termination for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment for Cause and includes the resolution of the Board regarding the termination of the Executive's employment for Cause, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date.

                  (e) "TERMINATION PAYMENT" means a lump sum cash payment to the Executive by the Company in an amount which equals three times the sum of the Executive's Base Salary for the year in which the termination occurs and an amount equal to the last Annual Bonus paid to the Executive.

                  (f) "VESTED BENEFITS" means all amounts earned by and vested in the Executive pursuant to the plans, programs, policies and practices of the Company, including, without limitation, the BankUnited Financial Corporation Profit Sharing Plan, disability insurance plan, and group and supplemental life insurance plans.

         2.       EMPLOYMENT.

                  2.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the thirty (30) month period commencing on December 1, 1998 (hereinafter the "Commencement Date") and expiring at the conclusion of May 31, 2001 (the "Term") unless sooner terminated as hereinafter set forth; provided, however, that commencing on June 1, 2001 and each year thereafter (the "Extension Date"), subject to review under Section 2.4 hereof, the Term of this Agreement shall automatically be extended for an additional period of twelve (12) months from that date unless at least six (6) months prior to such Extension Date, the Company shall have delivered to the Executive, or the Executive shall have delivered to the Company, written notice that the Term of the Executive's employment hereunder will not be extended. In the event any such notice is delivered by the Company to the Executive or by the Executive to the Company, thereafter, so long as the Executive is performing his obligations pursuant to this Agreement, the Executive may begin his search and may interview for subsequent employment, which actions shall not constitute a breach of this Agreement by the Executive or give rise to a basis for his termination for Cause (as such term is defined in Section 5.1 hereof).

                  2.2 POSITION AND DUTIES OF EXECUTIVE. The Executive shall serve as the President and Chief Operating Officer of BankUnited and BankUnited, FSB, and shall have powers and authority superior to any other officer or employee of the Company or of any subsidiary of the Company (excepting the Chairman of the Board). The Executive shall be responsible for all lines of business and all support functions, and shall manage the affairs of the Company on a day-to-day basis. Subject to the preceding sentences, during the Term of employment, the Executive shall diligently perform all services as may be reasonably assigned to him by the Board (or its Chairman) and shall exercise such power and authority as may from time to time be delegated to him by the Board (or its Chairman). Executive shall be required to report solely to, and shall be subject solely to the supervision and direction of, the Board (or its Chairman) at duly called meetings thereof, and no other person or group shall be given authority to supervise or direct Executive in the performance of his duties. The Executive shall devote substantially all his working time and attention to the business and affairs of the Company, render such services efficiently and to the best of his ability, and use his best efforts to promote the interests of the Company.

                  2.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices (which shall be in Miami-Dade County, Broward County or Palm Beach County, Florida) unless a change of location is mutually satisfactory to the Executive and the Company, except for required travel on the Company's business. To the extent the Executive, as a consequence of his employment, is required to relocate from Miami-Dade County, Florida, the Company shall reimburse the Executive for all reasonable costs incurred in connection with the relocation including, but not limited to, moving expenses and transaction costs related to the sale of his home, such expenses to include brokerage commissions and transfer costs customarily paid by sellers of residential real property.

                  2.4 PERFORMANCE REVIEW. It is the intent of the parties that the Executive's performance be reviewed with the Board of Directors once each year (as said term is defined in Section 3.2 hereof).

         3.       COMPENSATION.

                  3.1 BASE SALARY. The Executive shall receive a base salary of $325,000 (the "Base Salary") per year during the Term of this Agreement, with such Base Salary payable in installments consistent with the Company's standard payroll practice for executives. On each anniversary of the Commencement Date commencing in 1999, the Compensation Committee of the Board (or the full Board in the absence of such committee or a replacement therefor) may engage in good faith negotiations with the Executive concerning an increase of the Executive's then Base Salary . The Base Salary shall not be decreased for any reason. Any increase in Base Salary shall not limit or reduce any obligation to the Executive under this Agreement.

                  3.2 ANNUAL BONUS. The Executive shall be entitled to a cash bonus (the "Annual Bonus") for each year of the Term (for purposes of this Agreement a "year" shall mean, with respect to the first year, the period starting on the Commencement Date of this Agreement and ending on the first anniversary thereafter, and for each subsequent year, a period commencing on the day after the end of the preceding year and ending twelve (12) months thereafter). The Annual Bonus for a year shall be based upon merit during such year (taking into account various factors including net income, assets and deposit growth, and such other factors as may be deemed appropriate) and shall be determined by the Compensation Committee of the Board (or the full Board in the absence of such Committee or a replacement therefor); provided, however, that the minimum amount of the Bonus shall be $50,000 for the year to which the Bonus relates. The Annual Bonus for a year shall be paid, at the election of the Executive, in the immediately following months of December or January.

         4.       ADDITIONAL BENEFITS.

                  4.1 EXPENSE REIMBURSEMENT. During the Term, the Company, upon the submission of supporting documentation by the Executive in form sufficient to permit deduction thereof under applicable tax law, shall promptly reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for entertainment and all travel and living expenses while away from home on business or at the request of the Company, provided that such expenses are incurred and accounted for in accordance with the Company's regular policies and procedures.

                  4.2 OTHER BENEFITS. The Company shall obtain or shall continue in force comprehensive major medical and hospitalization insurance coverages, including dental coverage, either group or individual, for the Executive and his dependents, and shall obtain or shall continue in force disability and life insurance for the Executive (collectively, the "Policies"), which Policies the Company shall keep in effect at its sole expense throughout the Term. To the extent any Policies have an eligibility period, Executive may maintain his existing equivalent coverage under COBRA and the Company shall reimburse him for that expense until the eligibility period is satisfied. The Policies to be provided by the Company shall be on terms as determined by the Board; provided, however, that the death benefit under the life insurance policy(ies) maintained on behalf of the Executive shall be at least equal to a face amount of $2,000,000 and shall be payable to beneficiary(s) designated by the Executive. In addition to the group disability insurance coverage provided by the Company to its executive employees, the Company shall pay to the Executive $6,000 annually to reimburse him for the cost of an individual disability policy which would provide the Executive monthly disability benefits of $11,125 (or such disability benefits as the Executive individually secures with the reimbursed amount), without deduction for any payments provided under the Company's group disability insurance coverage. Regardless of anything herein to the contrary, if at any time during the Executive's employment hereunder, the Company agrees to provide or provides any benefit to any other executive officer of the Company (excepting the Chairman of the Board), which benefit is not otherwise provided to the Executive hereunder, or which is greater than a similar benefit provided to the Executive hereunder, the Company shall provide such benefit to the Executive or increase his benefit to be at least equal to such benefit agreed to be provided or provided to such other executive officer . Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary or Annual Bonus payable to the Executive pursuant to this Agreement.

                  4.3 WORKING FACILITIES AND SUPPORT STAFF. The Company shall furnish the Executive with an office or offices, of a size and with furnishings and other appointments, and secretarial and such other facilities and support services suitable to his position and adequate for the performance of his duties hereunder. The office facilities and support staff shall substantially equal the most favorable provided to any other officer or employee of the Company.

                  4.4 AUTOMOBILE ALLOWANCE. During the Term, the Company shall provide Executive with an automobile allowance of fifteen hundred dollars ($1,500) per month, which amount is intended to compensate Executive for wear and tear and, in addition, reimburse the Executive for all costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Executive by reason of the use of Executive's automobile for Company business from time to time. The amount of this allowance will be reviewed by the Company and the Executive on each anniversary from the Commencement Date during the Term, commencing in 1999, and increased prospectively as is necessary to compensate and reimburse the Executive for such wear and tear and costs.

                  4.5 VACATION. The Executive shall be entitled to four (4) weeks vacation per year, said vacation to be scheduled so as not to materially interfere with the performance by the Executive of his duties pursuant to this Agreement.

                  4.6 COUNTRY CLUB MEMBERSHIP. The Company shall pay initiation fees (not to exceed $20,000) and dues for the Executive's membership at a country club of his choice, and such luncheon clubs as he deems appropriate for the discharge of his duties hereunder.

                  4.7 INCENTIVE COMPENSATION. Executive shall be granted annually options to purchase at least 30,000 shares of the Company's Class A Common Stock, such grants to be based upon Executive's performance and the market price of such stock. Any such future grants shall provide that the options immediately vest upon a Change in Control as defined in Section 6, the Executive's termination under Sections 5.2 or 5.3, or the Company or the Executive advising the other pursuant to Section 2.1 that the Term of this Agreement will not be extended. Executive shall also be eligible to participate in stock option, incentive compensation and other plans providing opportunities to receive additional compensation.

                  4.8 ESTATE PLANNING. The Company shall pay the cost for reasonable estate planning services that the Executive receives from time to time; provided, however, that the aggregate amount of the foregoing, shall not exceed $5000 per year.

                  4.9 SECURITIES GRANTS. At the first meeting of the Board of Directors of the Company following Commencement Date, Executive shall receive:

                  a) a grant of 35,000 shares of the Company's Class A Common Stock, ownership of which is to vest on January 4, 1999;

                  b) a grant of options to purchase 70,000 shares of the Company's Class A Common Stock at a price of $7 1/8 and with an expiration date of ten (10) years, which options will vest 50% at the first anniversary from the Commencement Date, 25% at the second anniversary from the Commencement Date, and 25% at the third anniversary from the Commencement Date, subject to immediate vesting in the event of the Executive's termination under Sections 5.2 or 5.3, the Company or the Executive advising the other pursuant to Section 2.1 that the Term of this Agreement will not be extended, or in the event of a Change of Control as defined in Section 6.

         5.       TERMINATION.

                  5.1 TERMINATION FOR CAUSE. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) any action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured within sixty (60) days after receipt by Executive of specific written notice of same, (ii) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company and that results in his conviction for a felony, (iii) the conviction of Executive for, or a plea of guilty or NOLO CONTENDERE to, a criminal act which is a felony; (iv) the Executive willfully and materially breaches a fiduciary duty owed to the Company, for personal profit; or (v) the Executive's willful and material breach or violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company. Notwithstanding the foregoing, the Executive shall not be deemed to be terminated for Cause unless and until:

                  (a) the Board first holds a meeting, as to which the Executive was provided ten (10) days advance notice and an opportunity to be heard, and the Board delivers written notice to the Executive specifying in detail the action or inaction of the Executive alleged to constitute Cause and demanding that he remedy such action or inaction;

                  (b) the Executive shall not have remedied such action or inaction allegedly constituting Cause within twenty (20) days after his receipt of such written notice; and

                  (c) there shall have been delivered to the Executive a Notice of Termination and a certified copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board (excluding the Executive) at a special meeting of the Board at which the Executive was given a further opportunity to appear with legal counsel of his choosing to refute any allegations of Cause, which meeting was called and held for the purpose of finding that, in the good faith opinion of the Board, the Executive's action or inaction constituted Cause and the Executive did not remedy such action or inaction after demand by the Board.

                  Nothing in Section 5.1(b) shall, prior to delivery of a Notice of Termination as provided herein, be deemed to suspend or extinguish the Executive's entitlement to receive the compensation and other benefits provided under Sections 3, 4, 5.2, 5.3 and 6. In the event that the Company terminates the employment of the Executive for Cause and, within 30 days after receipt of the Notice of Termination, the Executive notifies the Company that he disputes such termination, the Executive shall still be subject to the obligations set forth in Section 2 and entitled to receive the compensation and other benefits provided under Sections 3, 4, 5.2, 5.3 and 6 until a final and binding judgment is rendered by a court of competent jurisdiction finding that the termination was properly for Cause, in which event all payments subsequent to termination to which the Executive would not otherwise be entitled shall be recoverable by the Company, except to the extent such payments constitute reasonable compensation for services rendered.

                  5.2 TERMINATION FOR DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death and may be terminated by the Company upon the Executive's Disability. Upon a termination by reason of the Executive's Disability, the Company shall pay to the Executive or his beneficiaries, as the case may be, (i) any compensation or other obligations accrued for periods prior to the Date of Termination, all of which shall be paid within 15 days after the Date of Termination, (ii) six months of Base Salary plus an amount equal to one-half of the last Annual Bonus paid to the Executive, all of which shall be paid in installments consistent with the Company's payroll practice for executives, and (iii) implement the provisions for the Executive's Vested Benefits as of the Date of Termination. If Termination is due to the death of the Executive, the Company shall, within 15 days after the Date of Termination, pay to the Executive's estate or beneficiaries, as the case may be,
(i) any unpaid Base Salary, Annual Bonus and benefits accrued for periods prior to the Date of Termination, and (ii) the rights to the Vested Benefits, other than life insurance and disability insurance, shall be provided to his spouse. In addition, the life insurance proceeds from the policies described in this Agreement shall be paid to his personal representative or such other persons as the Executive may have designated in writing.

                  5.3 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate Executive's employment hereunder by written notice to Executive; provided, however, that the Company shall (i) pay to Executive any unpaid Base Salary, Annual Bonus and benefits and amounts due under the programs described in Sections 4 and 6, (ii) continue to pay Executive's Base Salary, Annual Bonus and benefits, described in Sections 4 and 6, for the balance of the then effective Term, and (iii) implement the provisions for the Executive's Vested Benefits as of the Date of Termination. In such event, the Executive shall be awarded an Annual Bonus of $75,000 per year for the year to which the Annual Bonus relates for the balance of the then effective Term. At the election of the Executive, such Base Salary, Annual Bonus, Vested Benefits and amounts due shall be paid in one lump sum within thirty (30) days after notice of such election is given to the Company by the Executive. The Company shall be deemed to have terminated the Executive's employment pursuant to this Section 5.3 if such employment is terminated (i) by the Company without Cause, or (ii) by the Executive voluntarily as a result of the occurrence of any of the following events which is not consented to in writing, by the Executive prior to its occurrence or which is not cured by the Company within thirty (30) days after its receipt of prompt written notice of the Executive's objection to the occurrence: (a) Executive is assigned to any position, duties or responsibilities that are diminished when compared with the position, duties or responsibilities of the Executive on the date of this Agreement, (b) the Executive's Base Salary or benefits are reduced or the Executive's Annual Bonus is less than the minimum specified in Section 3.2, (c) the Executive is requested to engage in conduct that is reasonably likely to result in a violation of law, (d) the withdrawal from the Executive of any authority described in Section 2.2 or a change of the reporting relationship described in that Section, (e) the Company requiring, without his consent, the Executive to maintain his principal office or conduct his principal activities anywhere other than at the Company's principal executive offices in Miami-Dade County, Broward County or Palm Beach County, Florida, (f) the failure by the Company to obtain the assumption and agreement to perform this Agreement by any successor as contemplated in Section 17.1 hereof, or (g) repudiation by the Company of any material obligation of the Company under this Agreement. The Executive shall have no duty or obligation to mitigate the obligations of the Company (through seeking other employment or otherwise) in the event of termination of his employment pursuant to this Section 5.3, and the Company's obligations hereunder shall not be offset, mitigated or otherwise reduced by reason of the Executive's subsequent employment or otherwise.

         6.       CHANGE IN CONTROL.

                  6.1 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (a) any person, as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934 ("Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (A) any employee plan established by any "Corporation" [which for these purposes shall be deemed to be the Company and any corporation, association, joint venture, proprietorship or partnership which is connected with the Company either through stock ownership or through common control, within the meaning of Sections 414(b) and (c) and 1563 of the Internal Revenue Code of 1986, as amended], (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (E) Alfred R. Camner or a group acting in concert with him) (a "Person"), is or becomes the beneficial owner

(as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

                  (b) during any period of up to two consecutive years, subsequent to the date hereof, the individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) hereof) shall be deemed a director as of the beginning of such period;

                  (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Corporation, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

                  (e) any "Person" (as such term is defined in Sections 407(q)(9)(A) and 408(a)(1)(G) of the National Housing Act of 1934, as amended [the "NHA"]) or group of Persons, shall have acquired "control" (as such term is defined in Sections 407(q)(9)(B) and 408(a)(2) of the NHA) of the Company.

                  6.2 PAYMENTS UPON A CHANGE IN CONTROL. Upon the first date on which a Change in Control occurs:

                  (a) the Company shall, within thirty (30) days following the Change in Control, pay the Executive a Termination Payment; and

                  (b) the Executive shall have the right, but not the obligation, to resign and the Company shall pay the Executive any Base Salary, Annual Bonus or other benefits accrued for dates prior to the date of resignation and implement the provisions of the Executive's Vested Benefits; provided, however, that the Executive must remain in the employ of the acquiring entity for a period of time not to exceed six (6) months if the acquiring entity so desires; and

                  (c) nothing in, or done pursuant to, Sections 6.2 (a) or (b) shall be deemed to suspend or extinguish the Executive's rights under Section 5.

                  6.3 ARRANGEMENTS NOT EXCLUSIVE OR LIMITING. The specific arrangements referred to herein are not intended to exclude or limit the Executive's participation in other benefits available to executive personnel generally, or to preclude or limit other compensation or benefits as may be authorized by the Board of the Company at any time, or to limit or reduce any compensation or benefit to which the Executive would be entitled but for this Agreement.

         7. GROSS-UP OF TERMINATION PAYMENTS. The parties intend that (i) the net amount retained by the Executive (the "Net Termination Payment") upon the receipt of the Termination Payment, after reduction for and payment of all applicable federal, state and local income and employment taxes (the "Withholding Taxes") or the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor statute, rule or regulation of similar effect (the "Code"), including interest and penalties, and payable by or on behalf of the Executive, shall be an amount equal to three times the sum of the Executive's Base Salary for the year in which the Executive's employment is terminated plus the last Annual Bonus paid to the Executive, and (ii) the net amount of all other payments or benefits retained or to be retained by the Executive from the Company or from one of the Company's benefit plans as a direct or indirect result of or in connection with a Change in Control or a Potential Change in Control or in connection with a Termination, from whatever source other than a Termination Payment (the "Other Payments"), that are or become subject to the Excise Tax, shall be equal to the gross amount of Other Payments payable to the Executive without regard to the reduction or payment of any such Excise Tax, and without regard to this Section. Accordingly, the Termination Payment shall include an amount (the "Gross-Up Payment") sufficient that, after payment of all Withholding Taxes and Excise Tax payable by or on behalf of the Executive in respect of the Termination Payment, the Other Payments and any other payments payable pursuant to the provisions of this Section (including the cumulative effect of the Gross-Up Payment on Withholding Taxes and Excise Tax), the Executive will actually retain an amount equal to the Net Termination Payment and will actually receive the value of the Other Payments, without diminution for Withholding Taxes or Excise Tax.

                  (a) In determining the Withholding Taxes payable by or on behalf of the Executive, the Executive shall be deemed to pay federal, state and local income taxes on the date of Termination, at the highest marginal rates imposed on individuals under Section 1 of the Code, with respect to federal income taxes, and at the highest marginal rates imposed under the laws of the state and locale of the Executive's residence on the date of Termination, with respect to state and local income taxes, as such laws are in effect during the calendar year in which the date of Termination occurs. Such federal income taxes shall be determined taking account of the maximum deduction permitted for the payment of such state and local taxes. In addition, the Executive shall be deemed to be subject to only the tax imposed by Section 3101(b) of the Code.

                  (b) In determining the Excise Tax payable by or on behalf of the Executive, all Termination Payment and the Other Payments shall be deemed to constitute "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code, except to the extent that, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, such payments (in whole or in part) do not constitute "parachute payments" within the meaning of Section 280G(b)(2)(A) of the Code, or represent reasonable compensation for services actually rendered or to be rendered within the meaning of Section 280G(b)(4) of the Code.

                  (c) In determining the amount of the Other Payments, the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  (d) In the event the amount or amounts of the Excise Tax or Withholding Taxes are subsequently determined to be less than the amounts taken into account hereunder at the time of the payment of the Gross-Up Payment, the Executive shall repay the Company the portion of such payment attributable to such reduction, taking into account the effect of any deductions allowable to the Executive for such repayment, consistent with the provisions of Paragraph
(a) of this Section.

                  (e) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority (collectively, the "IRS") that, if successful, would require the payment by the Company of a Gross-Up Payment (other than a Gross-Up Payment previously paid). Such notification shall be given as soon as practicable but no later than ten
(10) business days after the Executive is informed in writing of such claim, and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably
requested by the Company relating to such claim;

                           (ii) take such action in connection with contesting
such claim as the Company reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in
order effectively to contest such claim, and

                           (iv) permit the Company to participate in any
proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Withholding Taxes or Excise Tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Paragraph (e), the Company shall control all proceedings taken in connection with such contest and may, at its sole option, pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that the Executive shall not be required to extend the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due except with respect to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS.

                  (f) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph (e)(iv), the Executive becomes entitled to receive any refund or credit with respect to such contested claim, the Executive shall (subject to the Company's complying with the requirements of Paragraph (e)(iv)) promptly pay to the Company the amount of such refund or credit (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of any such advance, a determination is made that the Executive shall not be entitled to any refund with respect to such contested claim, and the Company does not notify the Executive in writing of its intent to contest such determination within thirty
(30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and shall be an offset against the amount of Gross-Up Payment required to be paid.

         8.       CERTAIN REGULATORY CONSIDERATIONS.

                  8.1 If the Executive is suspended and/or temporarily prohibited from participating in the conduct of BankUnited, FSB's affairs by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. /sections/ 1818 (e)(3) or (g)(1)), (the "Act"), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Company shall pay to the Executive all of the compensation withheld while the obligations under this Agreement were suspended and shall reinstate its obligations hereunder.

                  8.2 If the Executive is removed and/or permanently prohibited from participating in the conduct of BankUnited, FSB's affairs by an order issued under Sections 8(e)(4) or (g)(1) of the Act (12 U.S.C. /sections/ 1818
(e)(4) or (g)(1)), all obligations of the Company shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

                  8.3 If BankUnited, FSB is in default (as defined in Section 3(x)(1) of the Act), all obligations under this Agreement shall terminate as of the date of default, but this subsection shall not affect any vested rights of the parties hereto.

                  8.4 All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of BankUnited, FSB (i) by the Director of the Office of Thrift Supervision or his/her designee (the "Director"), at the time the Federal Deposit Insurance Corporation (the "FDIC") enters into an agreement to provide assistance to or on behalf of BankUnited, FSB under the authority contained in Section 13c of the Act; or (ii) by the Director, at the time the Director approves a supervisory merger to resolve problems related to operation of BankUnited, FSB or when BankUnited, FSB is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

                  8.5 Notwithstanding anything herein contained to the contrary, any payments to the Executive by BankUnited Financial Corporation, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. /section/1828(k), and any regulations promulgated thereunder.

         9. REPRESENTATION BY THE EXECUTIVE. The Executive will be required to represent and warrant, as of the Commencement Date, that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, or subject to any governmental restriction, which would in any way restrict or prohibit him from undertaking or performing employment with the Company in accordance with the terms and conditions of this Agreement. Executive has disclosed that he has a contract of employment with his present employer and that he has tendered his resignation to be effective December 1, 1998.

         10. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulations.

         11. ATTORNEYS' FEES. The Company agrees to pay such reasonable attorneys' fees (not to exceed $10,000) as are incurred by the Executive with respect to advice and counsel concerning or related to the negotiation and preparation of this Agreement. The Company shall pay reasonable costs and attorneys' fees incurred by the Executive in connection with any Board action pursuant to Section 5.1 in the event that the Board does not determine that "Cause" exists in accordance with the procedures in said Section. The Company shall also indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the

Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

         12. ENFORCEMENT COSTS. The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under Section 6 of this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have Section 6 of this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under Section 6 of this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under Section 6 of this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Commencement Date, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under Section 6 of this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or in the event that the Company or any other person takes any action to declare Section 6 of this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to him under Section 6, and the Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of his rights under Section 6, including without limitation representation in connection with termination of his employment contrary to Section 6 of this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as herein above provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Counsel so retained by the Executive may be counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in his sole judgment use of common counsel could be prejudicial to him or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         14. NON-ALIENATION. The Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or in the subject matter hereof.

         15. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:

                  Alfred R. Camner, Chairman
                  BankUnited Financial Corporation
                  255 Alhambra Circle
                  Coral Gables, Florida  33134

                  If to the Executive:

                  Mehdi Ghomeshi
                  13454 S.W. 58th Avenue
                  Miami, Florida  33156

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         16. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         17.      SUCCESSORS; BINDING AGREEMENT.

                  17.1 The Company shall require any successor, whether direct or indirect to all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation or otherwise, prior to or contemporaneously with such acquisition, by agreement in form and substance reasonably satisfactory to the Executive and his legal counsel, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such acquisition had taken place (to the extent not previously performed by the Company). As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any such successor which executes and delivers the agreement provided for in this Section 17.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  17.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  17.3 This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.

                  17.4 BankUnited and BankUnited, FSB shall be jointly and severally obligated under this Agreement to the extent permitted by applicable law. BankUnited, FSB shall not be deemed to be a guarantor of payments required under Section 7 hereof.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. ENTIRE AGREEMENT, MODIFICATIONS AND WAIVER. This Agreement constitutes the entire agreement between the Company and the Executive with respect to its subject matter and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Company and the Executive with respect to such subject matter including, but not limited to, any employee manuals of the Company. No modification or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar), nor shall any such waiver constitute a continuing waiver. The failure of the Executive or the Company to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         IN WITNESS WHEREOF, the Executive and, pursuant to the authorization from the Board, BankUnited and BankUnited, FSB have executed this Agreement as of the date first above written.

BANKUNITED, FSB                                BANKUNITED FINANCIAL CORPORATION
    /s/ ALFRED R. CAMNER                           /s/ ALFRED R. CAMNER
By:-------------------------                   By:-----------------------------
      Name:                                          Name:
      Title:                                         Title:

ATTEST:                                        ATTEST:
    /s/ PATRICIA R. SANTANA                        /s/ PATRICIA R. SANTANA
By:-------------------------                   By:-----------------------------
         Secretary                                          Secretary

EXECUTIVE:
 /s/ MEHDI GHOMESHI
----------------------------
Mehdi Ghomeshi